UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On February 3, 2017, Immune Pharmaceuticals Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “CS Purchase Agreement”) with HLHW IV, LLC (the “Buyer”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right to sell to Buyer up to $3,057,100 shares of the Company’s common stock.

Beginning on the day following February 3, 2017, the date that certain closing conditions in the CS Purchase Agreement were satisfied (the “Commencement Date”), the Company shall have the right, but not the obligation, to direct Buyer via written notice (a “Purchase Notice”) to purchase up to a specific number of shares of the Company’s common stock (the “Purchase Shares”). The per share purchase price pursuant to such Purchase Notice (the “Purchase Price”) shall be equal to: (i) from 9:30am to 4:00pm Eastern Time of the regular session of any trading day, lowest intra-day bid price or (ii) if after the close of the regular session on any trading day, then such trading day’s closing bid price on NASDAQ. The number of Purchase Shares that may be purchased under each Purchase Notice is subject to a ceiling of up to 500,000 Purchase Shares or an aggregate purchase amount of $250,000 in Purchase Shares, unless Buyer and the Company mutually agree otherwise. The Company and Buyer may mutually agree to increase the number of Purchase Shares that may be sold pursuant to a Purchase Notice to as much as an additional 2,000,000 Purchase Shares per business day.

The Company shall also have the right but not the obligation to direct the Buyer to buy up to an additional 30% of the trading volume of the common stock for the next business day at the lowest intra-day bid price of the Company’s common stock on such date of purchase (“Additional Purchase Shares”).  The Company may deliver notice to the Buyer on or before 9:00 a.m. Eastern time on a date on which (i) the Company also submitted a Purchase Notice for a purchase of at least 200,000 Purchase Shares to the Buyer and (ii) the closing bid price of the Company’s common stock is higher than $0.10. The Company may deliver additional Purchase Notices to Buyer from time to time so long as the most recent purchase has been completed. The Purchase Price is additionally subject to a floor price equal to $0.10 per share. The Purchase Shares and Additional Purchase Shares are subject to volume limitations of the Company’s common stock as defined in the CS Purchase Agreement.

The Company shall not issue, and the Buyer shall not purchase any shares of common stock under the CS Purchase Agreement, if such shares proposed to be issued and sold, when aggregated with all other shares of common stock then owned beneficially (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) by the Buyer and its affiliates would result in the beneficial ownership by the Buyer and its affiliates of more than 4.99% of the then issued and outstanding shares of common stock of the Company, unless waived in writing by Buyer.

As additional consideration for the CS Purchase Agreement, the Company agreed to deliver to Buyer two days following the filing date of the Prospectus Supplement (the ”Effective Date”) $230,167 of cash and/or shares of Common Stock (the “Commitment Shares”, and together with the Purchase Shares and the Additional Purchase Shares, the “Shares”), or a combination thereof, at the election of Buyer. The Commitment Shares will be issued based on a per share price equal to the lowest intraday bid price on the Effective Date.

Shares of Common Stock will be issued pursuant to the Company’s “shelf” registration statement on Form S-3 (File No. 333-198647), previously filed with the U.S. Securities and Exchange Committee (“SEC”) on September 8, 2014, as amended on October 3, 2014, and that was declared effective by the SEC on October 28, 2014 (the “Registration Statement”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares discussed herein, nor shall there be any offer, solicitation, or sale of the shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

At any time after the Commencement Date, the Company shall have the option to terminate the CS Purchase Agreement for any reason or for no reason by delivering notice to Buyer electing to terminate the CS Purchase Agreement without any liability whatsoever except that the Company must transmit to Buyer a termination fee of $250,000 in cash or shares, at Buyer’s election with such shares to be valued at the Purchase Price, within two (2) Business Days following delivery of such notice of termination.

Net proceeds to the Company will depend on the Purchase Price and the frequency of the Company’s sales of Purchase Shares to Buyer. The Company’s delivery of Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the CS Purchase Agreement. The Company will use the net proceeds from the offering as described in the prospectus supplement filed in connection with the transaction.

A copy of the opinion of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the issuance and sale of the Purchase Shares pursuant to the Common Stock Purchase Agreement is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1*	Common Stock Purchase Agreement, dated as of February 3, 2017, by and between the Company and HLHW IV, LLC.
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1 hereto).

* The Common Stock Purchase Agreement have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Common Stock Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Common Stock Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel G. Teper
Name:	Daniel G. Teper
Title:	Chief Executive Officer

Date: February 3, 2017

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